                                                                       EXHIBIT 4


                               WARRANT TO PURCHASE
                     COMMON STOCK, PAR VALUE $.01 PER SHARE

                                       OF

                              HALSEY DRUG CO., INC.


THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH WARRANT REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH WARRANT AND/OR COMMON STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

         This certifies that, for value received, ESSEX WOODLANDS HEALTH VENTURES V, L.P. or its registered assigns ("WARRANTHOLDER"), is entitled to purchase from HALSEY DRUG CO., INC. (the "COMPANY"), subject to the provisions of this Warrant, at any time during the Exercise Period (as hereinafter defined) 345,000 shares of the Company's Common Stock, par value $.01 per share ("WARRANT SHARES"). The purchase price payable upon the exercise of this Warrant (the "WARRANT PRICE") shall be the lesser of (i) $0.34 per Warrant Share and (ii) the consideration per share received by the Company for the Company's Common Stock, or conversion/exercise price per share of the Company's Common Stock issuable under convertible securities, issued by the Company in the first Subsequent Offering (as defined in Section 3(b) hereof) completed following the date of this Warrant.

         For purposes of this Warrant, the term "EXERCISE PERIOD" means the period commencing on the date of issuance of this Warrant and ending on the seventh anniversary of such date.


         This Warrant is subject to the following terms and conditions:

         1. Exercise of Warrant.


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
                  (a) This Warrant may be exercised in whole or in part but not for a fractional share. Upon delivery of this Warrant at the offices of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof with the Subscription Form annexed hereto duly executed, accompanied by payment of the Warrant Price for the number of Warrant Shares purchased (in cash, by certified, cashier's or other check acceptable to the Company, by Common Stock or other securities of the Company having a market value equal to the aggregate Warrant Price for the Warrant Shares to be purchased, or any combination of the foregoing), the registered holder of this Warrant shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. Such certificate or certificates shall be promptly delivered to the Warrantholder. Upon any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor for the balance of the Warrant Shares purchasable hereunder.

                  (b) In lieu of exercising this Warrant pursuant to Section 1(a), the holder may elect to receive shares of Common Stock equal to the value of this Warrant determined in the manner described below (or any portion thereof remaining unexercised) upon delivery of this Warrant at the offices of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof with the Notice of Cashless Exercise Form annexed hereto duly executed. In such event the Company shall issue to the holder a number of shares of the Company's Common Stock computed using the following formula:

                                    X = Y (A-B)
                                        -------
                                           A

Where X = the number of shares of Common Stock to be issued to the holder.

          Y = the number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

          A = the Market Value of the Company's Common Stock on the business day immediately preceding the day on which the Notice of Cashless Exercise is received by the Company.

          B =   Warrant Price.

                  (c) The Warrant Shares deliverable hereunder shall, upon issuance, be fully paid and non-assessable and the Company agrees that at all times during the term of this Warrant it shall cause to be reserved for issuance such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

                  (d) For purposes of Section 1(b) of this Warrant, the Market Value of a share of Common Stock on any date shall be equal to (A) the closing sale price per share as published by a national securities exchange on which shares of Common Stock are traded (an "EXCHANGE") on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such Exchange at the close of trading on such date or, (B) if shares of

Common Stock are not listed on an Exchange on such date, the closing price per share as published on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") National Market System if the shares are quoted on such system on such date, or (C) the average of the bid and asked prices in the over-the-counter market at the close of trading on such date if the shares are not traded on an Exchange or listed on the NASDAQ National Market System, or (D) if the security is not traded on an Exchange or in the over-the-counter market, the fair market value of a share of Common Stock on such date as determined in good faith by the Board of Directors. If the holder disagrees with the determination of the Market Value of any securities of the Common Stock determined by the Board of Directors under Section 1(d)(i)(D), the Market Value shall be determined by an independent appraiser acceptable to the Company and the holder. If they cannot agree on such an appraiser, then each of the Company and the holder shall select an independent appraiser, such two appraisers shall select a third independent appraiser and Market Value shall be the average of the appraisals made by such appraisers. If there is one appraiser, the cost of the appraisal shall be shared equally between the Company and the holder. If there are three appraisers, each of the Company and the holder shall pay for its own appraiser and shall share equally the cost of the third appraiser.

         2. Transfer or Assignment of Warrant.

                  (a) Any assignment or transfer of this Warrant shall be made by surrender of this Warrant at the offices of the Company or at such other address as the Company may designate in writing to the registered holder hereof with the Assignment Form annexed hereto duly executed and accompanied by payment of any requisite transfer taxes, and the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee for the portion so assigned in case of only a partial assignment, with a new Warrant of like tenor to the assignor for the balance of the Warrant Shares purchasable.

                  (b) Prior to any assignment or transfer of this Warrant, the holder thereof shall deliver an opinion of counsel to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") and any applicable state securities laws. Each Warrant issued upon or in connection with such transfer shall bear the restrictive legend set forth on the front of this Warrant unless, in the opinion of the Company's counsel, such legend is no longer required to insure compliance with the Securities Act.

         3. Anti-Dilution Provisions.

         (a) In the event that the Company shall at any time: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company or entity; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of this Warrant, the holder thereof shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the company resulting from transfer, or such assets of the Company, which it would have been entitled to receive had it exercised these rights prior to the happening of any of the foregoing events.

         (b) For purposes hereof, "Subsequent Offering" shall mean the grant or issuance of any shares of Common Stock, or the grant or issuance of any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such convertible stock or securities being herein collectively referred to as "CONVERTIBLE SECURITIES") for an aggregate gross consideration of at least $1,000,000.

         (c) Anything in this Section 3 to the contrary notwithstanding, a Subsequent Offering shall expressly exclude:

         (i) the grant, issuance or exercise of any Convertible Securities pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Company's Board of Directors and approved by the Company's shareholders, as may be amended from time to time, or under any other bona fide employee benefit plan hereafter adopted by the Company's Board of Directors; or

         (ii) the grant, issuance or exercise of any Convertible Securities in connection with the hire or retention of any officer, director or key employee of the Company, provided such grant is approved by the Company's Board of Directors; and

         (iii) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of the date hereof or otherwise in connection with the Third Amendment (exclusive of any subsequent amendments thereto).

         (d) If, at any time while this Warrant is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, shall enter into an agreement to merge or consolidate with another corporation, shall propose any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock or there shall be contemplated a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause notice thereof to be mailed to the registered holder of this Warrant at its address appearing on the registration books of the Company, at least thirty (30) days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least thirty (30) days prior to the effective date of the merger, consolidation, reorganization, reclassification or dissolution. Upon any adjustment of any Warrant Price, then and in each such case the Company shall promptly deliver a notice to the registered holder of this Warrant, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (e) If the Company is a party to a merger or other transaction which reclassifies or changes its outstanding Common Stock, upon consummation of such transaction this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of this Warrant would have owned immediately after such transaction if the holder had converted this Warrant at the Warrant Price in effect immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the person obligated to issue securities or deliver cash or other assets upon exercise of this Warrant shall execute and deliver to the holder a supplemental Warrant so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided in this
Section 3. The successor company shall mail to the holder a notice describing the supplemental Warrant.

         If securities deliverable upon exercise of this Warrant, as provided above, are themselves convertible into or exercisable for the securities of an affiliate of a corporation formed, surviving or otherwise affected by the merger or other transaction, that issuer shall join in the supplemental Warrant which shall so provide. If this subsection 3(e) applies, subsection 3(a) does not apply.

         4. Charges, Taxes and Expenses. The issuance of certificates for Warrant Shares upon any exercise of this Warrant shall be made without charge to the holder of this Warrant for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued only in the name of the holder of this Warrant.

         5. Miscellaneous.

                  (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the shares of Common Stock issued or issuable upon the exercise hereof.

                  (b) No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

                  (c) Receipt of this Warrant by the holder hereof shall constitute acceptance of an agreement to the foregoing terms and conditions.

                  (d) The Warrant and the performance of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York wherein it was negotiated and executed and the parties hereunder consent and agree that the State and Federal

Courts which sit in the State of New York and the County of New York shall have exclusive jurisdiction with respect to all controversies and disputes arising hereunder.

                  (e) Shares issued upon exercise of this Warrant shall contain a legend substantially to the same effect as the legend set forth on the first page of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and its corporate seal to be affixed hereto.

Dated: As of May 5, 2003

(SEAL)                                      HALSEY DRUG CO., INC.


                                            BY:    /s/ Peter A. Clemens
                                                --------------------------------
                                                Name:    Peter A. Clemens
                                                Title:   Chief Financial Officer

                                SUBSCRIPTION FORM


                    (TO BE EXECUTED BY THE REGISTERED HOLDER
                     IF HE DESIRES TO EXERCISE THE WARRANT)


         TO: HALSEY DRUG CO., INC.


                  The undersigned hereby exercises the right to purchase _________ shares of Common Stock, par value $.01 per share, covered by the attached Warrant in accordance with the terms and conditions thereof, and herewith makes payment of the Warrant Price for such shares in full.



                                              ---------------------------------
                                              SIGNATURE


                                              ---------------------------------
                                              ADDRESS


                                              ---------------------------------


DATED:

                   NOTICE OF EXERCISE OF COMMON STOCK WARRANT
             PURSUANT TO NET ISSUE ("CASHLESS") EXERCISE PROVISIONS


                                                           [ Date ]


Acura Pharmaceuticals Inc.        Aggregate Price of         $__________________
a New York corporation            of Warrant
616 N. North Court, Suite 120     Aggregate Price Being
Palatine, IL  60067
Attention: President              Exercised:                 $__________________

                                  Warrant Price (per share): $__________________

                                  Market Value (per share):  $__________________

                                  Number of Shares of
                                  Common Stock under this
                                  Warrant:                    __________________

                                  Number of Shares of
                                  Common Stock to be
                                  Issued Under this Notice:   __________________


                                CASHLESS EXERCISE

Gentlemen:

         The undersigned, the registered holder of the Warrant to Purchase Common Stock delivered herewith ("WARRANT"), hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of HALSEY DRUG CO., INC., a New York corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Aggregate Price (as hereinafter defined) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $ , thereby leaving a remainder Aggregate Price (if any) equal to $ . Such exercise shall be pursuant to the net issue exercise provisions of Section 1(b) of the Warrant; therefore, the holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section 1(b) of the Warrant which requires the use of the Market Value (as defined in Section 1(d) of the Warrant) of the Company's Common Stock on the business day immediately preceding the day on which this Notice is received by the Company. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, the remainder of the Warrant representing a number of Shares equal to the quotient obtained by dividing the remainder of the Aggregate Price by the Warrant Price (and otherwise of like form, tenor and effect) may be exercised under Section 1(a) of the Warrant. For purposes of this Notice the term "AGGREGATE PRICE" means the product obtained by multiplying the number of shares of Common Stock for which the Warrant is exercisable times the Warrant Price.


                                                     ---------------------------
                                                     SIGNATURE


DATE:
     ---------------------                           ---------------------------
                                                     ADDRESS

                                   ASSIGNMENT


                    (TO BE EXECUTED BY THE REGISTERED HOLDER
                     IF HE DESIRES TO TRANSFER THE WARRANT)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right to purchase shares of Common Stock of HALSEY DRUG CO., INC., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.


                                                     ---------------------------
                                                     SIGNATURE



                                                     ---------------------------
                                                     ADDRESS

DATED:


IN THE PRESENCE OF: